Exhibit 23



                    Consent of Independent Public Accountants
                    -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 12, 1998, included in or incorporated by reference into Thermo Cardiosystems Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998, into the Company's previously filed Registration Statement No. 33-45283 on Form S-8, Registration Statement No. 33-45255 on Form S-8, Registration Statement No. 33-52822 on Form S-8, Registration Statement No. 33-75654 on Form S-3, Registration Statement No. 33-78732 on Form S-8, Registration Statement No. 33-78730 on Form S-8, Registration Statement No. 33-78734 on Form S-8, Registration Statement No. 33-78736 on Form S-8, Registration Statement No. 33-78728 on Form S-8, Registration Statement No. 033-65271 on Form S-8, Registration Statement No. 333-5671 on Form S-3, Registration Statement No. 333-29287 on Form S-3, and Registration Statement No. 333-08809 on Form S-8.



                                                 Arthur Andersen LLP


    Boston, Massachusetts
    March 16, 1998